 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION  ON NOVEMBER 13, 2000

                                              REGISTRATION  NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------





                           THE NEW YORK TIMES COMPANY
        --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
        --------------------------------------------------------------
                          (State or other jurisdiction
                        of incorporation or organization)


                                   13-1102020
        --------------------------------------------------------------
                      (I.R.S. Employer Identification No.)


                              229 WEST 43RD STREET
                            NEW YORK, NEW YORK 10036
        --------------------------------------------------------------
                    (Address of principal executive offices)

                           THE NEW YORK TIMES COMPANY
                AMENDMENT TO 1991 EXECUTIVE STOCK INCENTIVE PLAN
        --------------------------------------------------------------
                            (Full title of the plan)

                           SOLOMON B. WATSON IV, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           THE NEW YORK TIMES COMPANY
                              229 WEST 43RD STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 556-1234
        --------------------------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)


                                -----------------

                                                    CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                Amount to be         Proposed           Proposed
                                                 registered           maximum            maximum            Amount of
                                                                  offering price    aggregate offering     registration
    Title of securities to be registered                           per share(1)          price(2)              fee
-----------------------------------------------------------------------------------------------------------------------------------
          Class A Common Stock,               20,000,000 shares      $36.78125         $735,625,000          $194,205
          par value $.10 per share
===================================================================================================================================

(1) Calculated pursuant to paragraph (c) of Rule 457 (based upon the average of the reported high and low sales prices for shares of Class A Common Stock as reported on the New York Stock Exchange for November 6, 2000). The foregoing calculation is solely for the purpose of determining the registration fee.

(2) Based on the proposed maximum offering price per share, calculated as described in footnote (1) above.

                           INCORPORATION BY REFERENCE

        Pursuant to an amendment to The New York Times Company 1991 Executive Stock Incentive Plan (the "Plan"), the number of shares of Class A Common Stock, par value $0.10 per share, reserved and available for issuance has been increased by 20,000,000 shares. The registrant previously registered 11,000,000 shares of Class A Common Stock pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 15, 1991 (File No. 33-43211). The registrant registered an additional 10,000,000 shares of Class A Common Stock pursuant to a Registration Statement on Form S-8, filed with the SEC on October 7, 1997 (File No. 333-37331). On June 17, 1998, the registrant effected a two-for-one stock split in the form of a stock dividend. As a result, shares reserved for issuance under the Plan were adjusted on the same two-for-one basis.

        The contents of such Registration Statements on Form S-8 (File No. 33-43211 and File No. 333-37331) are incorporated herein by reference.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of November, 2000.


                                      THE NEW YORK TIMES COMPANY


                                 By:  /s/ SOLOMON B. WATSON IV
                                     ----------------------------------------
                                      Solomon B. Watson IV
                                      Senior Vice President, General Counsel
                                      and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.




                   SIGNATURE                                     TITLE                                   DATE
                   ---------                                     -----                                   ----


         /s/ ARTHUR O. SULZBERGER, JR.                   Chairman of the Board                    November 13, 2000
        -------------------------------              (principal executive officer)
          Arthur O. Sulzberger, Jr.

              /s/ JOHN M. O'BRIEN                      Senior Vice President and                  November 13, 2000
        -------------------------------                 Chief Financial Officer
                John M. O'Brien                      (principal financial officer)


              /s/ STUART STOLLER                          Vice President and                      November 13, 2000
        -------------------------------                  Corporate Controller
                Stuart Stoller                      (principal accounting officer)

             /s/ RUSSELL T. LEWIS                 President, Chief Executive Officer              November 13, 2000
       -------------------------------                       and Director
               Russell T. Lewis

              /s/ MICHAEL GOLDEN                 Vice Chairman, Senior Vice President             November 13, 2000
       -------------------------------                       and Director
                Michael Golden

               /s/ JOHN F. AKERS                               Director                           November 13, 2000
       -------------------------------
                John F. Akers

             /s/ BRENDA C. BARNES                               Director                          November 13, 2000
       -------------------------------
               Brenda C. Barnes

                /s/ RAUL CESAN                                 Director                           November 13, 2000
       -------------------------------
                  Raul Cesan

           /s/ JACQUELINE H. DRYFOOS                           Director                           November 13, 2000
       -------------------------------
             Jacqueline H. Dryfoos

              /s/ RICHARD L. GELB                              Director                           November 13, 2000
       -------------------------------
               Richard L. Gelb

            /s/ ROBERT A. LAWRENCE                             Director                           November 13, 2000
       -------------------------------
              Robert A. Lawrence

              /s/ DAVID E. LIDDLE                              Director                           November 13, 2000
       -------------------------------
               David E. Liddle

              /s/ ELLEN R. MARRAM                              Director                           November 13, 2000
       -------------------------------
               Ellen R. Marram

            /s/ CHARLES H. PRICE II                            Director                           November 13, 2000
       -------------------------------
              Charles H. Price II

             /s/ HENRY B. SCHACHT                              Director                           November 13, 2000
       -------------------------------
               Henry B. Schacht

             /s/ DONALD M. STEWART                             Director                           November 13, 2000
       -------------------------------
              Donald M. Stewart

          /S/ ARTHUR OCHS SULZBERGER                  Chairman Emeritus, Director                 November 13, 2000
       -------------------------------
            Arthur Ochs Sulzberger


                                INDEX TO EXHIBITS


EXHIBITS                                                                                                 SEQUENTIAL
                                                                                                         PAGE NUMBER
* 5.1       -          Opinion and consent of Solomon B. Watson IV, Senior Vice President, General
                       Counsel and Secretary of the Company, as to the legality of shares

* 23.1      -          Consent of Deloitte & Touche LLP

* 23.2      -          Consent of Solomon B. Watson IV, Senior Vice President, General Counsel
                       and Secretary of the Company (included in Exhibit 5.1)

-----------------

*       Filed herewith.